Exhibit 99.1

Contact:

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com

MicroStrategy Announces

First Quarter 2024 Financial Results; Now Holds 214,400 BTC

•
25,250 bitcoins acquired since the end of Q4 for $1.65 billion, or $65,232 per bitcoin
•
214,400 bitcoin holdings at a total cost of $7.54 billion, or $35,180 per bitcoin, as of April 26, 2024
•
Total Revenues of $115.2 million, down 5% year-over-year
•
Subscription Services Revenues of $23.0 million, up 22% year-over-year

TYSONS CORNER, Va., April 29, 2024 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy” or the “Company”), the largest corporate holder of bitcoin and the largest independent publicly-traded business intelligence company, today announced financial results for the three-month period ended March 31, 2024 (the first quarter of its 2024 fiscal year).

“As the world’s first Bitcoin Development Company, MicroStrategy is committed to the continued development of the bitcoin network through our activities in the financial markets, advocacy and technology innovation. It is through our unique bitcoin strategy and solid track record as an operating company that we now hold 214,400 bitcoins at an average purchase price of $35,180 per bitcoin. In the first quarter, our subscription services revenues and subscription billings both grew again at double-digit growth rates reflecting the continued successful transition of our software business to a cloud-native platform. We are very pleased with the continued global adoption of our cloud platform,” said Phong Le, President and Chief Executive Officer, MicroStrategy.

“In the first quarter we raised over $1.5 billion by executing again on our capital markets strategy including two successful convertible debt offerings. We acquired 25,250 additional bitcoins since the end of the fourth quarter, our 14th consecutive quarter of adding more bitcoin to our balance sheet. We believe that the combination of our operating structure, bitcoin strategy, and focus on technology innovation provides a unique opportunity for value creation for our shareholders. Year to date, the price of bitcoin appreciated significantly, spurred notably by the approval of the spot bitcoin exchange traded products which has increased institutional demand and resulted in further regulatory clarity,” said Andrew Kang, Chief Financial Officer, MicroStrategy.

First Quarter 2024 Financial Highlights

•
Revenues: Total revenues for the first quarter of 2024 were $115.2 million, a 5.5% decrease, or a 5.7% decrease on a non-GAAP constant currency basis, compared to the first quarter of 2023. Product licenses and subscription services revenues for the first quarter of 2024 were $35.9 million, a 0.9% decrease, or a 0.9% decrease on a non-GAAP constant currency basis, compared to the first quarter of 2023. Product support revenues for the first quarter of 2024 were $62.7 million, a 4.3% decrease, or a 4.6% decrease on a non-GAAP constant currency basis, compared to the first quarter of 2023. Other services revenues for the first quarter of 2024 were $16.7 million, a 17.6% decrease, or a 17.9% decrease on a non-GAAP constant currency basis, compared to the first quarter of 2023.
•
Gross Profit: Gross profit for the first quarter of 2024 was $85.2 million, representing a 74.0% gross margin, compared to a gross profit of $94.0 million, representing a gross margin of 77.1%, for the first quarter of 2023.
•
Operating Expenses: Operating expenses for the first quarter of 2024 were $288.9 million, a 152.8% increase compared to the first quarter of 2023. Operating expenses include impairment losses on the Company’s digital assets, which were $191.6 million during the first quarter of 2024, compared to $18.9 million in the first quarter of 2023.
•
Loss from Operations and Net (Loss) Income: Loss from operations for the first quarter of 2024 was $203.7 million, compared to a loss from operations of $20.3 million for the first quarter of 2023. Net loss for the first quarter of 2024 was $53.1 million, or $3.09 per share on a diluted basis, as compared to a net income $461.2 million, or $31.79 per share on a diluted basis, for the first quarter of 2023. Digital asset impairment losses of $191.6 million and $18.9 million for the first quarter of 2024 and 2023, respectively, were reflected in these amounts. Benefit from income taxes of $160.8 million and $453.2 million for the first quarter of 2024 and 2023, respectively, were reflected in net (loss) income, principally reflecting income tax effects from share-based compensation and our bitcoin holdings.

•
Cash and Cash Equivalents: As of March 31, 2024, the Company had cash and cash equivalents of $81.3 million, as compared to $46.8 million as of December 31, 2023, an increase of $34.5 million.
•
Digital Assets: As of March 31, 2024, the carrying value of the Company’s digital assets (comprised of approximately 214,278 bitcoins) was $5.074 billion, which reflects cumulative impairment losses of $2.461 billion since acquisition and an average carrying amount per bitcoin of approximately $23,680. As of March 31, 2024, the original cost basis and market value of the Company’s bitcoin were $7.535 billion and $15.220 billion, respectively, which reflects an average cost per bitcoin of approximately $35,164 and a market price per bitcoin of $71,028.14, respectively.
•
March 2024 Issuances of Convertible Notes: In March 2024, the Company issued $800.0 million aggregate principal amount of 0.625% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”). The 2030 Convertible Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 0.625% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. Holders of the 2030 Convertible Notes may receive additional interest under specified circumstances as outlined in the indenture for the 2030 Convertible Notes. The 2030 Convertible Notes are convertible into shares of MicroStrategy’s class A common stock at an initial conversion price of $1,497.68 per share. The 2030 Convertible Notes will mature on March 15, 2030, unless earlier converted, redeemed, or repurchased in accordance with their terms. The holders of the 2030 Convertible Notes have the right to require the Company to repurchase for cash all or any portion of their 2030 Convertible Notes on September 15, 2028 at a repurchase price equal to 100% of the principal amount of the 2030 Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. The total net proceeds from the 2030 Convertible Notes offering, after deducting initial purchaser discounts and issuance costs, were approximately $782.0 million.

In March 2024, the Company issued $603.8 million aggregate principal amount of 0.875% Convertible Senior Notes due 2031 (the “2031 Convertible Notes”). The 2031 Convertible Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 0.875% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. Holders of the 2031 Convertible Notes may receive additional interest under specified circumstances as outlined in the indenture for the 2031 Convertible Notes. The 2031 Convertible Notes are convertible into shares of MicroStrategy’s class A common stock at an initial conversion price of $2,327.21 per share. The 2031 Convertible Notes will mature on March 15, 2031, unless earlier converted, redeemed, or repurchased in accordance with their terms. The holders of the 2031 Convertible Notes have the right to require the Company to repurchase for cash all or any portion of their 2031 Convertible Notes on September 15, 2028 at a repurchase price equal to 100% of the principal amount of the 2031 Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. The total net proceeds from the 2031 Convertible Notes offering, after deducting initial purchaser discounts and issuance costs, were approximately $592.3 million.

As of March 31, 2024, the carrying values (which are net of unamortized issuance costs) of the 2030 Convertible Notes and 2031 Convertible Notes were $782.2 million and $592.4 million, respectively, and were classified as long-term liabilities in the “Long-term debt, net” line item in the Company's Consolidated Balance Sheet.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three months ended March 31, 2024 and 2023. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q1 2024 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net (loss) income and non-GAAP diluted (loss) earnings per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, gain on debt extinguishment, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude certain foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, (iii) a gain on debt extinguishment, and (iv) related income tax effects. The third set of supplemental financial measures excludes changes resulting from certain fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Conference Call

MicroStrategy will be discussing its first quarter 2024 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) considers itself the world’s first Bitcoin development company. We are a publicly-traded operating company committed to the continued development of the bitcoin network through our activities in the financial markets, advocacy and technology innovation. As an operating business, we are able to use cashflows as well as proceeds from equity and debt financings to accumulate bitcoin, which serves as our primary treasury reserve asset. We also develop and provide industry-leading AI-powered enterprise analytics software that promotes our vision of Intelligence Everywhere, and are using our software development capabilities to develop bitcoin applications. We believe that the combination of our operating structure, bitcoin strategy and focus on technology innovation provides a unique opportunity for value creation. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets and related valuation allowance; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenues:
Product licenses	$12,938	$17,412
Subscription services	22,966	18,810
Total product licenses and subscription services	35,904	36,222
Product support	62,685	65,481
Other services	16,657	20,212
Total revenues	115,246	121,915
Cost of revenues:
Product licenses	567	534
Subscription services	8,604	7,856
Total product licenses and subscription services	9,171	8,390
Product support	8,547	5,768
Other services	12,297	13,783
Total cost of revenues	30,015	27,941
Gross profit	85,231	93,974
Operating expenses:
Sales and marketing	33,451	36,106
Research and development	29,183	31,358
General and administrative	34,666	27,906
Digital asset impairment losses	191,633	18,911
Total operating expenses	288,933	114,281
Loss from operations	(203,702)	(20,307)
Interest expense, net	(11,881)	(14,930)
Gain on debt extinguishment	0	44,686
Other income (expense), net	1,696	(1,443)
(Loss) income before income taxes	(213,887)	8,006
Benefit from income taxes	(160,769)	(453,187)
Net (loss) income	$(53,118)	$461,193
Basic (loss) earnings per share (1)	$(3.09)	$38.97
Weighted average shares outstanding used in computing basic (loss) earnings per share	17,194	11,834
Diluted (loss) earnings per share (1)	$(3.09)	$31.79
Weighted average shares outstanding used in computing diluted (loss) earnings per share	17,194	14,575

(1) Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2024	2023*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$81,326	$46,817
Restricted cash	2,402	1,856
Accounts receivable, net	115,150	183,815
Prepaid expenses and other current assets	42,714	35,407
Total current assets	241,592	267,895

Digital assets	5,074,152	3,626,476
Property and equipment, net	29,108	28,941
Right-of-use assets	55,093	57,343
Deposits and other assets	31,757	24,300
Deferred tax assets, net	919,837	757,573
Total Assets	$6,351,539	$4,762,528

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$41,866	$43,090
Accrued compensation and employee benefits	40,617	50,045
Accrued interest	10,878	1,493
Current portion of long-term debt, net	492	483
Deferred revenue and advance payments	215,955	228,162
Total current liabilities	309,808	323,273

Long-term debt, net	3,558,801	2,182,108
Deferred revenue and advance payments	6,486	8,524
Operating lease liabilities	58,430	61,086
Other long-term liabilities	17,552	22,208
Deferred tax liabilities	357	357
Total liabilities	3,951,434	2,597,556

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 24,367 shares issued and 15,683 shares outstanding, and 23,588 shares issued and 14,904 shares outstanding, respectively	24	24
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 1,964 shares issued and outstanding, respectively	2	2
Additional paid-in capital	4,247,704	3,957,728
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(13,169)	(11,444)
Accumulated deficit	(1,052,352)	(999,234)
Total Stockholders’ Equity	2,400,105	2,164,972
Total Liabilities and Stockholders’ Equity	$6,351,539	$4,762,528

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Net cash provided by operating activities	$28,587	$37,397
Net cash used in investing activities	(1,640,854)	(179,774)
Net cash provided by financing activities	1,648,400	187,622
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,078)	351
Net increase in cash, cash equivalents, and restricted cash	35,055	45,596
Cash, cash equivalents, and restricted cash, beginning of period	48,673	50,868
Cash, cash equivalents, and restricted cash, end of period	$83,728	$96,464

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$12,938	$17,412
Subscription services	22,966	18,810
Total product licenses and subscription services	35,904	36,222
Product support	62,685	65,481
Other services:
Consulting	15,815	19,337
Education	842	875
Total other services	16,657	20,212
Total revenues	115,246	121,915

Cost of revenues
Product licenses and subscription services:
Product licenses	567	534
Subscription services	8,604	7,856
Total product licenses and subscription services	9,171	8,390
Product support	8,547	5,768
Other services:
Consulting	11,746	13,012
Education	551	771
Total other services	12,297	13,783
Total cost of revenues	30,015	27,941

Gross profit	$85,231	$93,974

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held *	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137
Digital asset purchases	(a)	179,275		179,275	7,500	23,903
Digital asset impairment losses			(18,911)	(18,911)
Balance at March 31, 2023		$4,172,465	$(2,172,073)	$2,000,392	140,000	$29,803
Digital asset purchases	(b)	347,003		347,003	12,333	28,136
Digital asset impairment losses			(24,143)	(24,143)
Balance at June 30, 2023		$4,519,468	$(2,196,216)	$2,323,252	152,333	$29,668
Digital asset purchases	(c)	161,681		161,681	5,912	27,348
Digital asset impairment losses			(33,559)	(33,559)
Balance at September 30, 2023		$4,681,149	$(2,229,775)	$2,451,374	158,245	$29,582
Digital asset purchases	(d)	1,214,340		1,214,340	30,905	39,293
Digital asset impairment losses			(39,238)	(39,238)
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168
Digital asset purchases	(e)	1,639,309		1,639,309	25,128	65,238
Digital asset impairment losses			(191,633)	(191,633)
Balance at March 31, 2024		$7,534,798	$(2,460,646)	$5,074,152	214,278	$35,164

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
In the first quarter of 2023, MicroStrategy purchased bitcoin using $179.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program.
(b)
In the second quarter of 2023, MicroStrategy purchased bitcoin using $336.9 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(c)
In the third quarter of 2023, MicroStrategy purchased bitcoin using $147.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(d)
In the fourth quarter of 2023, MicroStrategy purchased bitcoin using $1.201 billion of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(e)
In the first quarter of 2024, MicroStrategy purchased bitcoin using $782.0 million of the net proceeds from its issuance of the 2030 Convertible Notes, $592.3 million of the net proceeds from its issuance of the 2031 Convertible Notes, $137.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712
March 31, 2023	140,000	$16,490.00	$2,308,600	$29,190.04	$4,086,606	$28,468.44	$3,985,582
June 30, 2023	152,333	$24,750.00	$3,770,242	$31,443.67	$4,789,909	$30,361.51	$4,625,060
September 30, 2023	158,245	$24,900.00	$3,940,301	$31,862.21	$5,042,035	$27,030.47	$4,277,437
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816
March 31, 2024	214,278	$38,501.00	$8,249,917	$73,835.57	$15,821,338	$71,028.14	$15,219,768

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(203,702)	$(20,307)
Share-based compensation expense	17,791	17,555
Non-GAAP loss from operations	$(185,911)	$(2,752)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Reconciliation of non-GAAP net (loss) income:
Net (loss) income	$(53,118)	$461,193
Share-based compensation expense	17,791	17,555
Interest expense arising from amortization of debt issuance costs	2,557	2,210
Gain on debt extinguishment	0	(44,686)
Income tax effects (1)	(109,238)	8,766
Non-GAAP net (loss) income	$(142,008)	$445,038

Reconciliation of non-GAAP diluted (loss) earnings per share (2):
Diluted (loss) earnings per share	$(3.09)	$31.79
Share-based compensation expense (per diluted share)	1.03	1.20
Interest expense arising from amortization of debt issuance costs (per diluted share) (3)	0.15	0.03
Gain on debt extinguishment (per diluted share)	0.00	(3.07)
Income tax effects (per diluted share) (3)	(6.35)	0.64
Non-GAAP diluted (loss) earnings per share	$(8.26)	$30.59

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gain on debt extinguishment.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and convertible notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.
(3)
For the three months ended March 31, 2023, interest expense from the amortization of issuance costs of the convertible notes has been added back to the numerator in the GAAP diluted earnings per share calculation, and therefore the per diluted share effects of the amortization of issuance costs of the convertible notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the three months ended March 31, 2023.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	March 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$12,938	$(82)	$13,020	$17,412	-25.7%	-25.2%
Subscription services	22,966	86	22,880	18,810	22.1%	21.6%
Total product licenses and subscription services	35,904	4	35,900	36,222	-0.9%	-0.9%
Product support	62,685	244	62,441	65,481	-4.3%	-4.6%
Other services	16,657	58	16,599	20,212	-17.6%	-17.9%
Total revenues	115,246	306	114,940	121,915	-5.5%	-5.7%

(1)
The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. “International revenues” refers to revenues from operations outside of the United States and Canada only where the functional currency is the local currency (i.e., excluding any location whose economy is considered highly inflationary).

(2)
The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)
The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	March 31,	December 31,	March 31,
	2024	2023*	2023
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$2,879	$3,579	$479
Deferred subscription services revenue	60,280	65,512	46,719
Deferred product support revenue	148,078	152,012	159,792
Deferred other services revenue	4,718	7,059	4,778
Total current deferred revenue and advance payments	$215,955	$228,162	$211,768

Non-current:
Deferred product licenses revenue	$0	$0	$2,710
Deferred subscription services revenue	1,992	3,097	2,671
Deferred product support revenue	4,094	4,984	5,712
Deferred other services revenue	400	443	553
Total non-current deferred revenue and advance payments	$6,486	$8,524	$11,646

Total current and non-current:
Deferred product licenses revenue	$2,879	$3,579	$3,189
Deferred subscription services revenue	62,272	68,609	49,390
Deferred product support revenue	152,172	156,996	165,504
Deferred other services revenue	5,118	7,502	5,331
Total current and non-current deferred revenue and advance payments	$222,441	$236,686	$223,414

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Software Business	Corporate & Other	Total Consolidated	Software Business	Corporate & Other	Total Consolidated
Total revenues	$115,246		$115,246	$121,915		$121,915
Total cost of revenues	30,015		30,015	27,941		27,941
Gross profit	$85,231		$85,231	$93,974		$93,974
Total operating expenses	96,123	192,810	288,933	94,487	19,794	114,281
Loss from operations	$(10,892)	$(192,810)	$(203,702)	$(513)	$(19,794)	$(20,307)

MicroStrategy manages its business in one reportable operating segment which is engaged in the design, development, marketing, and sales of its software platform through licensing arrangements and cloud subscriptions and related services. Beginning in 2024, MicroStrategy has broken out a Corporate & Other category, which is not considered an operating segment, and includes the impairment charges and other third-party costs associated with its digital asset holdings.